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As filed with the Securities and Exchange Commission on April 30, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DIGIMARC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3342784
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
19801 S.W. 72nd Avenue, Suite 250, Tualatin, Oregon (Address of Principal Executive Offices)	97062 (Zip Code)

Digimarc Corporation Restated 1999 Stock Incentive Plan
Digimarc Corporation 1999 Employee Stock Purchase Plan
(Full Title of the Plan)

Bruce Davis
Chairman of the Board and Chief Executive Officer
Digimarc Corporation
19801 S.W. 72nd Avenue, Suite 250
Tualatin, Oregon 97062
(Name and Address of Agent For Service)

(503) 885-9699
(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:
Gavin B. Grover, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105
(415) 268-7000

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price(4)	Amount Of Registration Fee

Common stock, $0.001 par value per share	1,869,439(2)	$13.09	$24,470,956.51	$3,100.47

Common stock, $0.001 par value per share	250,000(3)	$13.09	$3,272,500.00	$414.63

Total:	2,119,439			$3,515.10

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plans.

(2)
To be issued in connection with the Digimarc Corporation Restated 1999 Stock Incentive Plan, as amended and restated (which includes shares authorized to be issued under the 1999 Non-Employee Director Option Program, which is part of the Digimarc Corporation Restated 1999 Stock Incentive Plan, as amended and restated).

(3)
To be issued in connection with the Digimarc Corporation 1999 Employee Stock Purchase Plan, as amended and restated.

(4)
Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices per share of the registrant's common stock as reported on the Nasdaq National Market on April 27, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this registration statement is filed to register 1,869,439 additional shares of the registrant's common stock, par value $0.001 per share, reserved for issuance under the terms of the Digimarc Corporation Restated 1999 Stock Incentive Plan, as amended and restated, and to register 250,000 additional shares of the registrant's common stock, par value $0.001 per share, reserved for issuance under the terms of the Digimarc Corporation 1999 Employee Stock Purchase Plan, as amended and restated. The contents of the Registration Statement on Form S-8 filed by the registrant with the Securities and Exchange Commission on May 8, 2003 (File No. 333-105097), the contents of the Registration Statement on Form S-8 filed by the registrant with the Securities and Exchange Commission on February 13, 2002 (File No. 333-82660), the contents of the Registration Statement on Form S-8 filed by the registrant with the Securities and Exchange Commission on July 17, 2001 (File No. 333-65256), the contents of the Registration Statement on Form S-8 filed by the registrant with the Securities and Exchange Commission on July 24, 2000 (File No. 333-42042) and the contents of the Registration Statement on Form S-8 filed by the registrant with the Securities and Exchange Commission on February 25, 2000 (File No. 333-31114) are hereby incorporated by reference in this registration statement.

Item 3. Incorporation of Documents by Reference.

        The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference herein:

        (a)   The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which includes audited financial statements for the registrant's fiscal year ended December 31, 2003;

        (b)   All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the audited financial statements described in (a) above; and

        (c)   The description of the registrant's common stock contained in the registrant's Statement on Form 8-A, filed on December 1, 1999 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

  5.1
  Opinion of Morrison & Foerster LLP.

  23.1
  Consent of KPMG LLP, Independent Auditors.

  23.2
  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

  24.1
  Power of Attorney (see signature page of this registration statement).

  99.1
  Registrant's 1999 Employee Stock Purchase Plan, as amended and restated, including forms of agreements thereunder.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tualatin, state of Oregon, on the 30th day of April, 2004.

DIGIMARC CORPORATION
By:	/s/ BRUCE DAVIS Bruce Davis Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce Davis and E.K. Ranjit, or each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRUCE DAVIS Bruce Davis	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer	April 30, 2004
/s/ E.K. RANJIT E.K. Ranjit	Chief Financial Officer (Principal Financial and Accounting Officer)	April 30, 2004
/s/ PHILIP J. MONEGO, SR. Philip J. Monego, Sr.	Director	April 30, 2004
/s/ BRIAN J. GROSSI Brian J. Grossi	Director	April 30, 2004
/s/ ALTY VAN LUIJT Alty van Luijt	Director	April 30, 2004

/s/ PETER SMITH Peter Smith	Director	April 30, 2004
/s/ JAMES T. RICHARDSON James T. Richardson	Director	April 30, 2004
/s/ JIM ROTH Jim Roth	Director	April 30, 2004

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Morrison & Foerster LLP.
23.1	Consent of KPMG LLP, Independent Auditors.
23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (see signature page of this registration statement).
99.1	Registrant's 1999 Employee Stock Purchase Plan, as amended and restated, including forms of agreements thereunder.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX